SCHEDULE 14A INFORMATION
               PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                            (AMENDMENT NO.        )

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement
/ /  Confidential, For Use of the Commission Only (as permitted by
     Rule No 14a-6(e)(2))
/x/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec. 240.14a-12

                         Garden Fresh Restaurant Corp.
-------------------------------------------------------------------------------
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                         Garden Fresh Restaurant Corp.
-------------------------------------------------------------------------------
                  (NAME OF PERSON(S) FILING PROXY STATEMENT)

Payment of filing fee (Check the appropriate box):
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1)  Title of each class of securities to which transaction applies:

       --------------------------------------------------------------------
  (2)  Aggregate number of securities to which transaction applies:

       --------------------------------------------------------------------
  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1).

       ---------------------------------------------------------------------
  (4)  Proposed maximum aggregate value of transaction:

       ---------------------------------------------------------------------
  (5)  Total Fee Paid:

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(1)  Set forth the amount on which the filing fee is calculated and state how it was determined.

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1)  Amount Previously Paid:

  (2)  Form, Schedule or Registration Statement No:

  (3)  Filing Party:

                         GARDEN FRESH RESTAURANT CORP.

                                                                  March 8, 1999

Dear Stockholder:

     This year's Annual Meeting of Stockholders will be held on April 20, 1999 at 9:00 a.m. local time, at the Radisson Suite Hotel located at 11520 W. Bernardo Court, San Diego, California 92127, (619) 451-6600. You are cordially invited to attend.

     The Notice of Annual Meeting of Stockholders and a Proxy Statement, which describe the formal business to be conducted at the meeting, follow this letter.

      After reading the Proxy Statement, please promptly mark, sign, and return the enclosed Proxy in the postage-prepaid envelope to ensure that your shares will be represented. Your shares cannot be voted unless you date, sign, and return the enclosed Proxy or attend the Annual Meeting in person. Regardless of the number of shares you own, your careful consideration of, and voting upon, the matters before our stockholders are important.

       A copy of the Company's 1998 Annual Report is also enclosed.

       The Board of Directors and Management look forward to seeing you at the Annual Meeting.


                               Very truly yours,


                                Michael P. Mack
                                Chairman of the Board
                                Chief Executive Officer and President

                         GARDEN FRESH RESTAURANT CORP.

                          17180 Bernardo Center Drive
                             San Diego, CA  92128

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 20, 1999



Dear Stockholder:

     You are invited to attend the Annual Meeting of the Stockholders of Garden Fresh Restaurant Corp., a Delaware corporation (the "Company"), which will be held on April 20, 1999 at 9:00 a.m., local time, at the Radisson Suite Hotel located at 11520 W. Bernardo Court, San Diego, California 92127, (619) 451-6600 for the following purposes:

1. To elect two (2) Class B Directors to hold office for a three-year term and until their successors are duly elected and qualified. Management's nominees are Edgar F. Berner and John M. Robbins, Jr.

2. To consider and vote upon a proposal to amend the Company's 1998 Stock Option Plan to increase the maximum aggregate number of shares reserved for issuance thereunder by 300,000.

3. To consider a proposal to ratify the appointment of KPMG LLP as the Company's independent accountants for the fiscal year ending September 30, 1999.

4.   To transact such other business as may properly come before the meeting.

     Stockholders of record at the close of business on February 19, 1999 are entitled to notice of, and to vote at, this meeting and any adjournments thereof. For ten days prior to the meeting, a complete list of the stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose relating to the meeting during ordinary business hours at the principal office of the Company.

                      By order of the Board of Directors,



                      DAVID W. QUALLS
                      Chief Financial Officer
                      Executive Vice President-Finance and Real Estate
                      Secretary

San Diego, California
March 8, 1999



IMPORTANT: Please fill in, date, sign and promptly mail the enclosed proxy card in the accompanying postage-prepaid envelope to ensure that your shares are represented at the meeting. If you attend the meeting, you may choose to vote in person even if you have previously sent in your proxy card.

                            TABLE OF CONTENTS
                                                                  Page

GENERAL INFORMATION. . . . . . . . . . . . . . . . . . . . . . .  .  1

     Annual Report. . . . . . . . . . . . . . . . . . . . . . . . .  1
     Voting Securities. . . . . . . . . . . . . . . . . . . . . . .  1
     Solicitation of Proxies. . . . . . . . . . . . . . . . . . . .  1
     Voting of Proxies. . . . . . . . . . . . . . . . . . . . . . .  1
     Stock Ownership of Certain Beneficial Owners and Management. .  1


ELECTION OF DIRECTORS. . . . . . . . . . . . . . . . . . . . . . . . 3


COMMITTEES OF THE BOARD OF DIRECTORS . . . . . . . . . . . . . . . . 4


EXECUTIVE COMPENSATION AND OTHER MATTERS . . . . . . . . . . . . . . 5

     Summary Compensation Table . . . . . . . . . . . . . . . . . .  5
     Aggregate Option Exercises and Fiscal Year-Ended Values. . . .  5
     Compensation of Directors. . . . . . . . . . . . . . . . . . .  6
     Compensation Committee Interlocks and Insider Participation. .  6
     Certain Transactions . . . . . . . . . . . . . . . . . . . . .  6
     Severance and Change of Control Arrangments. . . . . . . . . .  6
     Section 16(a) Beneficial Ownership Reporting Compliance. . . .  7


REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION . . . 7

     Deductibility of Executive Compensation. . . . . . . . . . . .  8


COMPARISON OF STOCKHOLDER RETURN . . . . . . . . . . . . . . . . .   9


PROPOSAL TO AMEND THE COMPANY'S 1998 STOCK OPTION PLAN . . . . . .  10

     Summary of the 1998 Stock Option Plan. . . . . . . . . . . . . 10
     Summary of United States Federal Income Tax Consequences . . . 12
     Vote Required and Board of Directors' Recommendation . . . . . 13
     New Plan Benefits. . . . . . . . . . . . . . . . . . . . . . . 13


RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS . . . . . .  14


STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING . . .  14


TRANSACTION OF OTHER BUSINESS. . . . . . . . . . . . . . . . . . .  14

              PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

                         Garden Fresh Restaurant Corp.
                          17180 Bernardo Center Drive
                             San Diego, CA  92128
                                (619) 675-1600


    The accompanying proxy is solicited by the Board of Directors of Garden Fresh Restaurant Corp., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held April 20, 1999 or any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. The date of this Proxy Statement is March 8, 1999, the approximate date on which this Proxy Statement and the accompanying form of proxy were first sent or given to stockholders.


                              GENERAL INFORMATION

     ANNUAL REPORT. An annual report for the fiscal year ended September 30, 1998 is enclosed with this Proxy Statement.

     VOTING SECURITIES. Only stockholders of record as of the close of business February 19, 1999, will be entitled to vote at the meeting and any adjournment thereof. As of that date, there were 5,549,481 shares of Common Stock of the Company ("Common Stock"), par value $.01 per share, issued and outstanding. Stockholders may vote in person or by proxy. Each holder of shares of Common Stock is entitled to one (1) vote for each share of stock held on the proposals presented in this Proxy Statement. The Company's by-laws provide that a majority of all of the shares of the stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. Abstentions and shares held by brokers that are present but not voted, because the brokers are prohibited from exercising discretionary authority (i.e., "broker non-votes"), will be counted as present for purposes of determining whether a quorum is present.

     SOLICITATION OF PROXIES. The cost of soliciting proxies will be borne by the Company. In addition to soliciting stockholders by mail through its regular employees, the Company will request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have stock of the Company registered in the names of such persons and will reimburse them for their reasonable, out-of-pocket costs. The Company may use the services of its officers, directors, and others to solicit proxies, personally or by telephone, without additional compensation. The Company may determine to use a proxy solicitor, and if it does, it would pay a fee, which it reasonably expects would not exceed $2,500.

    VOTING OF PROXIES. All valid proxies received prior to the meeting will be voted. All shares represented by a proxy will be voted, and where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If no choice is indicated on the proxy, the shares will be voted in favor of the proposal. A stockholder giving a proxy has the power to revoke his or her proxy, at any time prior to the time it is voted, by delivery to the Secretary of the Company of a written instrument revoking the proxy or a duly-executed proxy with a later date, or by attending the meeting and voting in person.

    STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT. The following table sets forth certain information, as of December 31, 1998, with respect to the beneficial ownership of the Company's Common Stock by (i) all persons known by the Company to be the beneficial owners of more than 5% of the outstanding Common Stock of the Company; (ii) each director and director-nominee of the Company; (iii) each executive officer of the Company named in the Summary Compensation Table; and (iv) all executive officers and directors of the Company as a group.

                                                            Shares Beneficially
                                                                   Owned
Name and Address of Beneficial Owner (2)                      Number Percent(3)

T. Rowe Price Associates, Inc
  100 E Pratt Street
  Baltimore, MD  21202 . . . . . . . . . . . . . . . . . . . .510,000    9.17%

Entities and individuals affiliated with
  The D3 Family Fund, L.P. (4)
  19605 NE 8th Street
  Camas, WA  98607 . . . . . . . . . . . . . . . . . . . . .  352,175     6.33%

Entities affiliated with
  St. Paul Venture Capital, Inc. (5)
  10400 Viking Drive, Suite 550
  Eden Prairie, MN 55344   . . . . . . . . . . . . . . . . . . 595,346   10.71%

Michael P. Mack (6)  . . . . . . . . . . . . . . . . . . . . . 288,462    5.06%

David W. Qualls (7)  . . . . . . . . . . . . . . . . . . . . .  75,817    1.35%

R. Gregory Keller (8)  . . . . . . . . . . . . . . . . . . . . 108,295    1.91%

Kenneth J. Keane (9) . . . . . . . . . . . . . . . . . . . . .     667        *

Edgar F. Berner (10) . . . . . . . . . . . . . . . . . . . . .  19,300        *

Robert A. Gunst (10) . . . . . . . . . . . . . . . . . . . . .  20,000        *

Michael M. Minchin, Jr (11)  . . . . . . . . . . . . . . . . .  84,000    1.49%

John M. Robbins, Jr. (10). . . . . . . . . . . . . . . . . . .  18,500        *

All directors and executive officers as a
  group (8 persons) (12) . . . . . . . . . . . . . . . . . . . 615,041   10.22%

*     Less than one percent.

(1) Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws, where applicable.

(2) Except as otherwise indicated, the address of each beneficial owner is c/o the Company, 17180 Bernardo Center Drive, San Diego, California 92128.

(3) Calculated on the basis of 5,561,233 shares of Common Stock outstanding, except that shares of Common Stock underlying options exercisable within 60 days of December 31, 1998 are deemed to be outstanding for purposes of calculating the beneficial ownership of securities of the holders of such options.

(4) Includes shares held by the following: The Nierenberg Family 1993 Trust (44,975); Lawrence K. Orr, Trustee for the David and Patricia Nierenberg 1993 Irrevocable Trust (3,200); Florence Cies (1,300); Haredale Limited (10,100); Sharptown Limited (1,700); Toxford Corporation (1,700); and James Henry Hildebrandt (4,000).

(5) St. Paul Venture Capital, Inc. is an affiliate of St. Paul Fire and Marine Insurance Company which is the record owner of 445,346 shares and St. Paul Venture Capital IV, LLC which is the record owner of 150,000 shares.

(6) Includes 144,500 shares issuable upon exercise of stock options and 375 shares held by his wife, Ruth Mack.

(7)   Includes 75,157 shares issuable upon exercise of stock options.

(8)   Includes 106,033 shares issuable upon exercise of stock options.

(9)   Includes 667 shares issuable upon exercise of stock options.

(10)  Includes 15,000 shares issuable upon exercise of stock options.

(11)  Includes 84,000 shares issuable upon exercise of stock options.

(12)  Includes 455,357 shares issuable upon exercise of stock options.

                             ELECTION OF DIRECTORS

     The Company has a classified Board of Directors consisting of one Class A director (Michael P. Mack), two Class B directors (Edgar F. Berner and John M. Robbins, Jr.), and two Class C directors (Michael M. Minchin, Jr. and Robert
A. Gunst) who will serve until the Annual Meetings of Stockholders to be held in 2000, 1999 and 2001, respectively, and until their respective successors are duly elected and qualified. At each Annual Meeting of Stockholders, directors are elected for a full term of three years to succeed those directors whose terms expire at such annual meeting.

     Management's nominees for election at the Annual Meeting of Stockholders to fill the Class B positions on the Board of Directors are Edgar F. Berner and John M. Robbins, Jr. If elected, the nominees will serve as directors until the Company's Annual Meeting of Stockholders in 2002, and until their successors are elected and qualified. If the nominees decline to serve or become unavailable for any reason, or if a vacancy occurs before the election (although management knows of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominees as management may designate.

    If a quorum is present and voting, the two nominees for Class B directors receiving the highest number of votes will be elected as Class B directors. Abstentions and broker non-votes will have no effect on the outcome of the vote.

    The table below sets forth the current directors, including the Class B nominees to be elected at this meeting and certain information, as of December 31, 1998, with respect to age and background:

                                                POSITIONS WITH        DIRECTOR
  NAME                                     AGE  THE COMPANY              SINCE

Class A director whose term expires at
the 2000 Annual Meeting of Stockholders:

Michael P. Mack                             47 Chairman of the Board      1984
                                               Director, Chief Executive
                                               Officer and President

Class B directors whose terms expire at
the 1999 Annual Meeting of Stockholders:

Edgar F. Berner                             67 Director                   1996

John M.  Robbins, Jr.                       51 Director                   1996

Class C directors whose terms expire at
the 2001 Annual Meeting of Stockholders:

Michael M. Minchin, Jr.                     72 Director                   1993

Robert A. Gunst                             50 Director                   1996

           Michael M. Minchin, Jr. joined the Company's Board of Directors in November 1993 and assumed the role of Chairman of the Board from February 1994 to December 1997. From May 1992 to November 1993, Mr. Minchin served as an independent consultant to Sizzler International, Inc. (NYSE) a restaurant company, and several other publicly held restaurant chains. Prior to that, Mr. Minchin served as the Executive Vice President of Sizzler International from May 1980 to May 1992. Mr. Minchin received a Bachelor of Arts Degree from Stanford University and an Master's Degree in Business Administration from Harvard University. Currently, Mr. Minchin serves as Managing Director of the John Douglas French Alzheimer's Foundation as well as an independent consultant to several publicly held restaurant chains.

     Michael P. Mack co-founded the Company in 1983 and was the President and Chief Operating Officer from the Company's inception until April 1991 and the Chief Executive Officer from September 1990 to April 1991. Mr. Mack assumed the role of Chairman of the Board of Directors in December 1997. Mr. Mack has been a director of the Company since its inception. Since February 1994, Mr.

Mack has been the Company's President and Chief Executive Officer. From April 1991 to February 1994, Mr. Mack served as the President of MPM Management, Inc., a consulting firm. Prior to joining the Company, from 1977 to 1983, Mr. Mack worked for Bain & Company, a management consulting firm, where he specialized in the development and implementation of business strategies. Mr. Mack received a Bachelor of Arts Degree from Brown University and an Master's Degree in Business Administration from Harvard University.

     Edgar F. Berner joined the Company's Board of Directors in 1996. Mr. Berner is a private investor and is the former Chairman (from 1991 to 1996) and CEO (from 1991 to 1998) of Sweet Factory, Inc., a national candy specialty chain. From 1969 to 1980, Mr. Berner was founder and President of Fashion Conspiracy, a 280 store junior apparel chain which was sold to Edison Brothers Stores, Inc. (Nasdaq). He previously served on the Board of The Clothestime, Inc. and Edison Brothers Stores, Inc. In addition to serving on the Board of the Company, Mr. Berner is a Director of Hot Topic (Nasdaq), a youth oriented specialty retail chain, and a Director of Barbeque Galore (Nasdaq) the nation's largest barbeque chain store.

    John M. Robbins, Jr. joined the Company's Board of Directors in 1996. Mr. Robbins currently serves as Chairman of the Board of Directors and CEO of American Residential Investment Trust, Inc. (NYSE) ("ARIT") and Home Asset Management Corp. Prior to joining ARIT, Mr. Robbins was Chairman of the Board of American Residential Mortgage Corporation ("AMRES Mortgage") from 1990 until 1994 and President of AMRES Mortgage from the time he co-founded it in 1983 until 1994. He currently serves as a Director of Pacific Research & Engineering Corporation (AMEX), National Bankcard and the University of San Diego.

    Robert A. Gunst joined the Company's Board of Directors in 1996.  Mr.
Gunst has more than 25 years of experience in food and retailing. Mr. Gunst has been President and Chief Executive Officer of The Good Guys, Inc. (Nasdaq) since 1993. In 1990, he became President and Chief Operating Officer of The Good Guys, Inc. while remaining a member of its Board. Prior to The Good Guys, Inc., Mr. Gunst served as Senior Vice President, Chief Financial Officer and a board member of San Francisco-based Shaklee Corporation. Previously, he served in several senior positions with PepsiCo, Inc. (NYSE) including Senior Vice President of Marketing, Manufacturing and Franchising for La Petite Boulangrie, Inc., and as Chief Financial Officer and Vice President of Finance and Administration for PepsiCo Foods International. Prior to PepsiCo, Inc., Mr. Gunst was a Senior Vice President and Chief Financial Officer for Victoria Station Incorporated, a chain of restaurants. Mr. Gunst holds a Master's Degree in Business Administration from the University of Chicago's Graduate School of Business and a Bachelor of Arts Degree from Dartmouth College.

    During the fiscal year ended September 30, 1998, the Board held five meetings. Messrs. Berner, Gunst, Mack and Minchin attended all the Board meetings and Mr. Robbins attended 80% of the Board meetings.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF EDGAR F. BERNER AND JOHN M. ROBBINS, JR. AS CLASS B DIRECTORS TO SERVE UNTIL THE ANNUAL MEETING OF STOCKHOLDERS IN 2002.


                     COMMITTEES OF THE BOARD OF DIRECTORS

    The Board of Directors has two standing committees: an Audit Committee and a Compensation Committee.

    The Audit Committee's function is to review, with the Company's independent accountants and management, the results of the examination of the Company's financial statements by the independent accountants and the independent accountants' opinion. The Audit Committee also approves all professional services performed by the independent accountants, recommends the retention of the independent accountants to the Board, subject to ratification by the stockholders and periodically reviews the Company's accounting policies and internal accounting and financial controls. During fiscal 1998, the members of the Audit Committee were Messrs. Berner and Gunst. The Audit Committee held two meetings; one on September 23, 1998 and one on December 7, 1998.

   The Compensation Committee's function is to review and recommend executive compensation, including officer salary levels, incentive compensation programs and stock option grants. During fiscal 1998, the members of the Compensation Committee were Messrs. Gunst, Minchin and Robbins. The Compensation Committee held one meeting during the fiscal year ended September 30, 1998. For additional information concerning the Compensation Committee, see "COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION."

                   EXECUTIVE COMPENSATION AND OTHER MATTERS

   The following table sets forth information for the fiscal years ended September 30, 1998, 1997 and 1996 concerning the compensation of the Chief Executive Officer of the Company and the other executive officers of the Company whose salary and bonus for the year ended September 30, 1998, exceeded $100,000.

                          SUMMARY COMPENSATION TABLE

                              Annual Compensation

                                                      Long-Term
                                                      Compensation
                                                      Shares       Other
Name and Principal                                    Underlying   Annual
Position                   Year    Salary    Bonus    Options      Compensation

Michael P. Mack (1)        1998    $298,620  $115,000           -  $ 15,833 (4)
Chief Executive Officer,   1997    $256,823  $ 93,000      18,000  $      0
President                  1996    $208,843  $ 90,000      40,000  $      0

David W. Qualls (2)        1998    $204,359  $ 78,000           -  $ 15,833 (4)
Chief Financial Officer,   1997    $176,151  $ 57,000      12,000  $      0
Executive Vice President   1996    $153,175  $ 60,000      30,000  $      0
Finance and Real Estate,
Secretary

R. Gregory Keller (3)      1998    $179,016  $ 69,000           -  $ 15,833 (4)
Vice President of          1997    $153,836  $ 50,000      10,000  $      0
Operations                 1996    $131,875  $ 60,000      30,000  $      0

(1) Mr. Mack was granted an increase in annual salary to $301,875 for fiscal year 1999.

(2) Mr. Qualls was granted an increase in annual salary to $205,275 for fiscal year 1999.

(3) Mr. Keller was granted an increase in annual salary to $181,125 for fiscal year 1999.

(4)   Consists of deferred compensation match.

      The following table provides information concerning exercises of options to purchase the Company's Common Stock during the fiscal year ended September 30, 1998, and unexercised options held as of September 30, 1998 by the persons named in the Summary Compensation Table:


            AGGREGATE OPTION EXERCISES AND FISCAL YEAR-END VALUES

                                                Number of Unexercized        Value of Unexercized In-The
                   Shares                       Options at 9/30/98           Money Options at 9/30/98 (2,3)
                   Acquired      Value
Name               On Exercise   Realized (1)   Exercisable  Unexercisable   Exercisable (2)  Unexercisable

Michael P. Mack         -        $      -        138,663        9,337         $894,970          $ 65,030

David W. Qualls    27,500        $213,125         82,981        6,519         $549,859          $ 45,766

R. Gregory Keller   4,000        $ 36,900        123,137        5,863         $844,484          $ 41,666



(1) Amounts shown represent the value realized upon the exercise of stock options during the year ended September 30, 1998, which equals the difference between the aggregate exercise price of the options and the closing market price of the underlying Common Stock on the date preceding the exercise date.

(2)   Values are net of exercise price.

(3) The value of "in-the-money" stock options represents the difference between the exercise price of such option and the fair market value of $14.75 per share of Common Stock as of September 30, 1998, the closing price of the Common Stock reported on the Nasdaq National Market on such date.

COMPENSATION OF DIRECTORS

      The outside directors of the Company each receive $10,000 per year as a cash compensation for attendance at Board of Directors and committee meetings. Additionally, the directors of the Company are reimbursed for expenses incurred in connection with attendance at Board of Directors or committee meetings.
Each outside director remaining in office is granted an option to purchase 6,640 shares of Common Stock on the day following each annual meeting of stockholders.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      During the year ended September 30, 1998, executive compensation was administered by the Compensation Committee comprised of three non-employee directors of the Company, Robert A. Gunst, Michael M. Minchin and John M. Robbins Jr. Mr. Mack, the Company's President and Chief Executive Officer, participated in the deliberations of the Compensation Committee regarding executive compensation that occurred during fiscal 1998, but did not take part in deliberations regarding his own compensation. Mr. Mack's participation in the deliberations of the Compensation Committee included providing information on the performance of people who work at the Company and advisory recommendations regarding the appropriate levels of compensation for the Company's officers.

CERTAIN TRANSACTIONS

      The Company has entered into employment agreements with certain of its officers. See "Severance and Change of Control Arrangements."

      The Company's officers and directors are indemnified pursuant to certain provisions of Delaware General Corporation Law, the Company's charter documents and indemnification agreements with the Company. The indemnification agreements contain provisions that are in some respects broader than the specific indemnification provisions contained in the Delaware General Corporation Law.

      The Company's policy has been and continues to be that all transactions between the Company and its officers, directors and other affiliates must (i) be approved by a majority of the members of the Company's Board of Directors and by a majority of the disinterested members of the Company's Board of Directors and (ii) be on terms no less favorable to the Company than could be obtained from unaffiliated third parties. In addition, this policy requires that any loans by the Company to its officers, directors or other affiliates be for bona fide business purposes only.

SEVERANCE AND CHANGE OF CONTROL ARRANGEMENTS

      In July 1997, the Company entered into employment agreements with Michael Mack, Chief Executive Officer and President, David Qualls, Executive Vice President and Chief Financial Officer-Finance and Real Estate, and Gregory Keller, Vice President of Operations, which provides them, upon termination without cause, with a severance equal to one half of their then current annual salary and certain other benefits. Additionally, in the event of a termination without cause following a change of control, their employment agreements provide for a severance equal to two years of base salary plus two years of bonus. Under the respective employment agreements, the minimum base annual salary for Mr. Mack is $250,000, for Mr. Qualls is $170,000 and for Mr. Keller is $150,000.

      In the event of a change in control, as defined under the Company's 1998 Option Plan, any unexercisable or unvested portion of the outstanding options will become immediately exercisable and vested in full prior to the change in control. The Company's other stock option plans also contain provisions that could lead to the vesting and exercisability of all outstanding options prior to a change in control of the Company.


SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who beneficially own more than 10% of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by such persons.

      Based solely on the Company's review of such forms furnished to the Company and written representations from certain reporting persons, the Company believes that all filing requirements applicable to the Company's executive officers, directors and more than 10% stockholders were timely complied with during the fiscal year ended September 30, 1998.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

      The Compensation Committee of the Board of Directors during the 1998 fiscal year was comprised of the non-employee directors of the Company, Messrs. Gunst, Minchin and Robbins. The Compensation Committee is responsible for setting and administering the policies governing compensation of the executive officers of the Company, including cash compensation, stock ownership programs and other benefits. The goals of the Company's compensation policy are to attract and retain executive officers who contribute to the overall success of the Company by offering compensation which is competitive in the restaurant industry, for companies of the Company's size, and to motivate executives to achieve the Company's business objectives and reward them for their achievements. The Company uses salary, incentive compensation and stock options to meet these goals.

      For fiscal 1998, salaries were set for each executive officer within the range of salaries for similar positions in other comparably sized companies in Garden Fresh's industry. The salaries were based in part on surveys conducted by the Company's Human Resources Department and by utilizing information provided by an outside compensation consultant. In preparing the performance graph set forth in the section entitled "COMPARISON OF STOCKHOLDER RETURN" the Company has selected the Dow Jones Industry Group for Restaurants as its published industry index. The companies included in the Company's salary surveys are included in the comparison index. Salaries were set within the applicable range based on the officer's experience, tenure and prior performance. Performance was judged by the Chief Executive Officer for all executive officers other than himself. The Compensation Committee evaluated the Chief Executive Officer's performance, increasing his salary for fiscal 1999 based primarily on the Chief Executive Officer's increased responsibilities as a result of the Company's increased size and the Company's performance in 1998. The Chief Executive Officer's total compensation for fiscal 1998 approximates the mean of the compensation for chief executive officers in similar sized companies in the restaurant industry.

      The Compensation Committee granted incentive compensation to each of the executive officers based upon the performance of the Company relative to the profit performance criteria set forth in the fiscal year 1998 bonus program which was implemented at the beginning of the year.

      The Company believes that employee equity ownership provides significant additional motivation to executive officers to maximize value for the Company's stockholders. Because stock options are granted at the prevailing market price, they will only have value if the Company's stock price increases over the exercise price. Therefore, the Committee believes that stock options will serve to align the interest of executive officers closely with other stockholders because of the direct benefit executive officers receive through improved stock performance.

      The Compensation Committee did recommend to the Board of Directors, and the Board of Directors did approve stock option grants, based on the Company's performance in fiscal year 1998, to the executive officers, including the Chief Executive Officer, under the Company's Option Plan. The grants were issued and vest pursuant to the standard form of option agreement used in connection with the Option Plan. The grants were issued as follows: Michael P. Mack (36,000 shares at an exercise price of $14.31), David W. Qualls (24,000 shares at an exercise price of $14.31), R. Gregory Keller (20,000 shares at an exercise price of $14.31) and Kenneth J. Keane (10,000 shares at an exercise price of $12.75).


DEDUCTIBILITY OF EXECUTIVE COMPENSATION

       Effective January 1, 1994, Section 162(m) of the Internal Revenue Code was amended to impose a $1,000,000 per executive per year limit on the amount of compensation which may be deducted by a publicly-held corporation for compensation paid to the corporation's chief executive officer and its four other most highly- compensated officers. Exemptions from this deductibility limit are provided for certain types of "performance-based compensation," including compensation related to stock option plans meeting certain criteria. The Compensation Committee does not believe that other components of the Company's compensation will be likely in the aggregate to exceed $1,000,000 for any executive officer in any year in the foreseeable future, and therefore concluded that no further action with respect to qualifying its executive compensation for deductibility of such compensation is necessary at this time. The policy of the Committee is to qualify executive compensation for deductibility under the applicable tax laws as practicable. In the future, the Committee will continue to evaluate the advisability of qualifying the deductibility of such compensation in the future.


                            COMPENSATION COMMITTEE

                            Robert A. Gunst
                            Michael M. Minchin Jr.
                            John M. Robbins Jr.

                       COMPARISON OF STOCKHOLDER RETURN

     Set forth below is a line graph comparing the annual percentage change in the cumulative total return on the Company's Common Stock with the cumulative total return of the Nasdaq National Market and the Dow Jones Industry Group for Restaurants for the period commencing on May 16, 1995 (1) and ending on September 30, 1998 (2).

        Comparison of Cumulative Total Return From May 15, 1995 through
                            September 30, 1998 (2).

      Garden Fresh Restaurant Corp., Index for Nasdaq National Market and
                   Dow Jones Industry Group for Restaurants


       The graph referenced plots three lines; GARDEN FRESH, NASDAQ NATIONAL MARKET, and DOW JONES INDUSTRY GROUP FOR RESTAURANTS.

       Data points are at 5/16/95 (public offering), 9/30/95, 9/30/96, 9/30/97 and 9/30/98.

       The data line for GARDEN FRESH shows a decline from the public offering to fiscal year end 9/30/95, an increase from there to 8/30/97, then unchanged to fiscal year end 9/30/98.



                        May 15,   Sept. 30,   Sept. 30,   Sept. 30,    Sept. 30,
                        1995      1995        1996        1997         1998

Garden Fresh            $100.00   $ 86.11     $108.33     $163.89      $163.89
Nasdaq National Marke    100.00    120.91      142.16      195.32       196.26
Dow Jones Industry       100.00    102.09      122.49      122.55       144.94
Group for Restaurants


1 The effective date of the Company's initial public offering was May 16, 1995. For purposes of this presentation, the Company has assumed that its initial offering price of $9.00 would have been the closing sales price on May 15, 1995, the day prior to commencement of trading.

2 Assumes that $100.00 was invested on May 16, 1995, in the Company's Common Stock at the Company's initial offering price of $9.00 and at the closing sales price for each index on that date and that all dividends were reinvested. No dividends have been declared on the Company's Common Stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.


            PROPOSAL TO AMEND THE COMPANY'S 1998 STOCK OPTION PLAN

     The Garden Fresh Restaurant Corp. 1998 Stock Option Plan (the OPTION
PLAN) was adopted by the Board of Directors on December 11, 1997, (the "Effective Date") and approved by the Company's stockholders in January 1998. The stockholders are now being asked to approve an amendment to increase by 300,000 shares the maximum aggregate number of shares issuable under the Option Plan. The Board of Directors believes that this amendment to the Option Plan is in the best interest of the Company and its stockholders because the availability of an adequate stock option program is an important factor in attracting and retaining the high caliber employees, directors and consultants essential to the success of the Company and will serve an important role in motivating employees to contribute to the Company's growth and profitability. The proposed amendment to the Option Plan is intended to ensure that the Company will continue to have available a reasonable number of shares to meet these goals.

SUMMARY OF THE OPTION PLAN

     The following summary of the Option Plan is qualified in its entirety by the specific language of the Option Plan, a copy of which is available to any stockholder upon request.

     GENERAL. The purpose of the Option Plan is to advance the interests of the Company and its stockholders by providing an incentive to attract, retain and reward the Company's employees, directors and consultants and by motivating such persons to contribute to the Company's growth and profitability. The Option Plan provides for the grant to employees of incentive stock options within the meaning of section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and the grant to employees, directors and consultants of nonstatutory stock options. As of December 31, 1998, options to purchase approximately 634 shares granted under the Option Plan had been exercised, options to purchase an aggregate of approximately 129,683 shares remained outstanding and approximately 119,683 shares remained available for future grant under the Option Plan.

     SHARES SUBJECT TO PLAN. Currently, the maximum number of the authorized but unissued or reacquired shares of Common Stock of the Company which may be issued under the Option Plan is 1,080,318 , of this amount, the number of shares issuable under the Option Plan is reduced by the number of shares which
(a) remain subject to outstanding options granted under the Company's prior stock option plans, and (b) are issued upon exercise of options granted under such prior plans. The stockholders are being asked to approve an amendment to the Option Plan which would increase the maximum number of shares issuable thereunder to 1,380,318 shares, which amount at any time is reduced by the amounts described in (a) and (b) of the preceeding sentence. Furthermore, in order to comply with the requirements of the exemption under Section 162(m) of the Code for performance-based compensation, the Option Plan provides that no employee may be granted in any fiscal year of the Company options which in the aggregate are for more than 100,000 shares (the GRANT LIMIT). Appropriate adjustments will be made to the shares subject to the Option Plan, the Grant Limit, the automatic nonemployee director grants discussed below and to outstanding options upon any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or similar change in the capital structure of the Company. If any outstanding option expires, terminates or is canceled, or if shares acquired pursuant to an option are repurchased by the Company, the expired or repurchased shares are returned to the Option Plan and again become available for grant.

     ADMINISTRATION. The Option Plan is administered by the Board of Directors or a duly appointed committee of the Board (hereinafter referred to collectively as the BOARD). Subject to the provisions of the Option Plan, the Board determines the persons to whom options are to be granted, the number of shares to be covered by each option, whether an option is to be an incentive stock option or a nonstatutory stock option, the timing and terms of exercisability and vesting of each option, the purchase price and the type of consideration to be paid to the Company upon the exercise of each option, the time of expiration of each option, and all other terms and conditions of the options. The Board may amend, modify, extend, cancel, renew, or grant a new option in substitution for, any option, waive any restrictions or conditions applicable to any option, and accelerate, continue, extend or defer the exercisability or vesting of any option, including with respect to the period following an optionee's termination of service with the Company. The Option Plan provides, subject to certain limitations, for indemnification by the Company of any director, officer or employee against all reasonable expenses, including attorneys' fees, incurred in connection with any legal action arising from such person's action or failure to act in administering the plan. The Board interprets the Option Plan and options granted thereunder, and all determinations of the Board will be final and binding on all persons having an interest in the Option Plan or any option.


     ELIGIBILITY. Options may be granted under the Option Plan to employees, directors and consultants of the Company or of any present or future parent or subsidiary corporations of the Company. In addition, options may be granted to prospective service providers in connection with written employment offers, provided that no shares may be purchased prior to such person's commencement of service. As of January 31, 1999, the Company had approximately 314 employees, including 4 executive officers, 5 directors and no consultants who would be eligible under the Option Plan. While any eligible person may be granted a nonstatutory stock option, only employees may be granted incentive stock options.

     TERMS AND CONDITIONS OF OPTIONS. Each option granted under the Option Plan is evidenced by a written agreement between the Company and the optionee specifying the number of shares subject to the option and the other terms and conditions of the option, consistent with the requirements of the plan. The exercise price of each incentive stock option may not be less than the fair market value of a share of the Common Stock on the date of grant, while the exercise price of a nonstatutory stock option may not be less than 85% of such fair market value. However, any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company (a TEN PERCENT STOCKHOLDER) must have an exercise price equal to at least 110% of the fair market value of a share of Common Stock on the date of grant. As of December 31, 1998, the closing price of the Company's Common Stock, as reported on the Nasdaq National Market, was $14.375 per share.

     The Option Plan provides that the option exercise price may be paid in cash, by check, or in cash equivalent, by the assignment of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the option, to the extent legally permitted, by tender of shares of Common Stock owned by the optionee having a fair market value not less than the exercise price or by means of a promissory note if the optionee is an employee, by such other lawful consideration as approved by the Board, or by any combination of these. Nevertheless, the Board may restrict the forms of payment permitted in connection with any option grant. No option may be exercised until the optionee has made adequate provision for federal, state, local and foreign taxes, if any, relating to the exercise of the option.

      Options will become vested and exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by the Board. The maximum term of an incentive stock option granted under the Option Plan is ten years, provided that an incentive stock option granted to a Ten Percent Stockholder must have a term not exceeding five years. Unless his or her service is terminated for cause, an optionee's option generally will remain exercisable for three months following termination of service, provided that if termination results from the optionee's death or disability, the option generally will remain exercisable for 12 months following the optionee's termination of service. In addition, the right to exercise the option will generally expire upon a termination of service for cause. In any event the option must be exercised no later than its expiration date. The Board, in its discretion, may provide for longer or shorter post-service exercise periods in particular instances.

      Incentive stock options are nontransferable by the optionee other than by will or by the laws of descent and distribution, and are exercisable during the optionee's lifetime only by the optionee. Nonstatutory stock options granted under the Option Plan may be assigned or transferred to the extent permitted by the Board and set forth in the optionee's option agreement.

       AUTOMATIC GRANT OF NONEMPLOYEE DIRECTOR OPTIONS. In addition to authorizing the Board to grant options to employees, directors and consultants on a discretionary basis, the Option Plan provides for the nondiscretionary, automatic grant of options to directors who, at the time of grant, are not employees of the Company or of any parent or subsidiary corporation of the Company (a NONEMPLOYEE DIRECTOR). Each person first elected or appointed as a Nonemployee Director on or after the Effective Date will be granted automatically on the date of such initial election or appointment an option to purchase 10,000 shares of Common Stock (an INITIAL OPTION). In addition, on the day immediately following each Annual Meeting of the stockholders, each Nonemployee Director remaining in office will be granted automatically an option to purchase 6,640 shares of Common Stock (an ANNUAL OPTION). The exercise price per share of each Nonemployee Director option will equal the fair market value of a share of Common Stock on the date of grant, generally the closing price reported on the Nasdaq National Market. Unless earlier terminated under the terms of the Option Plan, Nonemployee Director options will expire ten years after grant. Initial Options and Annual Options will become vested and exercisable in full on their first anniversary, subject to the Nonemployee Director's continuous service. Nonemployee Director options will remain exercisable for six months following the director's termination of service unless such termination results from the director's death or disability, in which case the option will remain exercisable for 12 months, provided that in no event may the option be exercised after its expiration date.

     CHANGE IN CONTROL. The Option Plan provides that in the event of a "Change in Control" (as defined below), any unexercisable or unvested portion of the outstanding options will become immediately exercisable and vested in full prior to the Change in Control. In addition, the surviving, continuing, successor or purchasing corporation or parent corporation thereof may either assume the Company's rights and obligations under the outstanding options or substitute substantially equivalent options for such corporation's stock. To the extent that the outstanding options are not assumed, replaced or exercised prior to the Change in Control, they will terminate. For purposes of the Option Plan, a "Change in Control" means (i) a sale or exchange by the stockholders in a single or series of related transactions of more than 50% of the Company's voting stock, (ii) a merger or consolidation in which the Company is a party, (iii) the sale, exchange or transfer of all or substantially all of the assets of the Company, or (iv) a liquidation or dissolution of the Company wherein, upon any such event, the stockholders of the Company immediately before such event do not retain immediately after such event direct or indirect beneficial ownership of more than 50% of the total combined voting power of the voting stock of the Company, its successor, or the corporation to which the assets of the Company were transferred.

     TERMINATION OR AMENDMENT. The Option Plan will continue in effect until the earlier of its termination by the Board or the date on which all shares available for issuance under the plan have been issued and all restrictions on such shares under the terms of the plan and the agreements evidencing options granted under the plan have lapsed, provided that all incentive stock options must be granted within ten years of December 11, 1997, the date on which the Board adopted the Option Plan. The Board may terminate or amend the Option Plan at any time. However, without stockholder approval, the Board may not amend the Option Plan to increase the total number of shares of Common Stock issuable thereunder, change the class of persons eligible to receive incentive stock options, or effect any other change that would require stockholder approval under any applicable law, regulation or rule. No termination or amendment may adversely affect an outstanding option without the consent of the optionee, unless the amendment is required to preserve an option's status as an incentive stock option or is necessary to comply with any applicable law, regulation or rule.

SUMMARY OF UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

      The following summary is intended only as a general guide as to the United States federal income tax consequences under current law with respect to stock options granted under the Option Plan and does not attempt to describe all possible federal or other tax consequences of such options or tax consequences based on particular circumstances.

      INCENTIVE STOCK OPTIONS. An optionee recognizes no taxable income for regular income tax purposes as the result of the grant or exercise of an incentive stock option qualifying under section 422 of the Code. Optionees who do not dispose of their shares for two years following the date the option was granted nor within one year following the exercise of the option will normally recognize a long-term capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If an optionee satisfies such holding periods upon a sale of the shares, the Company will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of shares within two years after the date of grant or within one year from the date of exercise (a DISQUALIFYING DISPOSITION), the difference between the fair market value of the shares on the determination date (see discussion under NONSTATUTORY STOCK OPTIONS below) and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. A capital gain or loss will be long-term if the optionee's holding period is more than 12 months. Any ordinary income recognized by the optionee upon the disqualifying disposition of the shares generally should be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code or the regulations thereunder.

      The difference between the option exercise price and the fair market value of the shares on the determination date of an incentive stock option (see discussion under NONSTATUTORY STOCK OPTIONS below) is an adjustment in computing the optionee's alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.

      NONSTATUTORY STOCK OPTIONS. Options not designated or qualifying as incentive stock options will be nonstatutory stock options. Nonstatutory stock options have no special tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the shares on the determination date (as defined below). If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The DETERMINATION DATE is the date on which the option is exercised unless the shares are subject to a substantial risk of forfeiture and are not transferable, in which case the determination date is the earlier of (i) the date on which the shares are transferable or (ii) the date on which the shares are not subject to a substantial risk of forfeiture. If the determination date is after the exercise date, the optionee may elect, pursuant to section 83(b) of the Code, to have the exercise date be the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date the option is exercised. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. A capital gain or loss will be long-term if the optionee's holding period following the determination date is more than 12 months. No tax deduction is available to the Company with respect to the grant of a nonstatutory stock option or the sale of the stock acquired pursuant to such grant. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a nonstatutory stock option, except to the extent such deduction is limited by applicable provisions of the Code or the regulations thereunder.

VOTE REQUIRED AND BOARD OF DIRECTORS RECOMMENDATION

     The affirmative vote of a majority of the votes present or represented by proxy and entitled to vote at the Annual Meeting of Stockholders, at which a quorum representing a majority of all outstanding shares of Common Stock of the Company is present, either in person or by proxy, is required for approval of this proposal.

Abstentions will have the same effect as a negative vote. Broker non-votes, on the other hand, will have no effect on the outcome of the vote.

      The Board of Directors believes that an amendment to increase the share reserve of the Option Plan is in the best interests of the Company and the stockholders for the reasons stated above. THEREFORE, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE THE INCREASE IN THE SHARE RESERVE OF THE OPTION PLAN.

NEW PLAN BENEFITS

      Currently, no grant of options conditioned on stockholder approval of an increase in the share reserve under the Option Plan have been made to any person. With the exception of the automatic grant of options to Nonemployee Directors, future grants under the Option Plan will be made at the discretion of the Board, and, accordingly, are not yet determinable. In addition, benefits under the Option Plan will depend on a number of factors, including the fair market value of the Company's Common Stock on future dates and the exercise decisions made by the optionees. Consequently it is not possible to determine the benefits that might be received by optionees receiving discretionary grants under the Option Plan. Accordingly, what follows is a description of the grants of stock options under the Option Plan during the fiscal year ended September 30, 1998:

   (i)   No executive officers were granted any such options;

   (ii) As a group, the current directors who are not also executive officers, received a total of 26,560 options to purchase shares of the Company's Common Stock at a weighted average exercise price of $17.14; and

   (iii) As a group, all employees who are not also executive officers, received a total of 73,900 options to purchase shares of the Company's Common Stock at a weighted average exercise price of $12.75.


            RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

      On February 19, 1999, the Company elected to replace PricewaterhouseCoopers LLP ("PricewaterhouseCoopers") as its independent accountants. The reports of PricewaterhouseCoopers on the Company's financial statements for the fiscal years ending September 30, 1997 and 1998, contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. The Company's audit committee approved the Company's dismissal of PricewaterhouseCoopers and the engagement of KPMG LLP as the Company's independent accountants.

      During the Company's two most recent fiscal years and through February 19, 1999, there were no disagreements with PricewaterhouseCoopers on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PricewaterhouseCoopers would have caused them to make reference thereto in their report. During the two most recent fiscal years and through February 19, 1999, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)). PricewaterhouseCoopers has furnished the Company with a letter addressed to the SEC stating that it agrees with the above statements.

      The Company engaged KPMG LLP as its new independent accountants as of March 4, 1999. During the two most recent fiscal years and through March 4, 1999, the Company has not consulted with KPMG LLP on items which (i) are described in Regulation S-K Item 304(a)(2)(i) or (ii) concerned the subject matter of a disagreement or reportable event with the former accountants (as described in Regulation S-K Item 304(a)(2)(ii)).

      The affirmative vote of a majority of the votes cast at the Annual Meeting of Stockholders, at which a quorum representing a majority of all outstanding shares of Common Stock of the Company is present and voting, either in person or by proxy, is required for approval of this proposal. Abstentions and broker non-votes will have no effect on the outcome of the vote. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPOINTMENT OF KPMG LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 1999.


         STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

      Proposals of stockholders intended to be included in the Company's proxy statement for the next Annual Meeting of Stockholders of the Company must be received by the Company at its offices at 17180 Bernardo Center Drive, San Diego, CA, 92128, not later than November 29, 1999, and satisfy the conditions established by the Securities and Exchange Commission for stockholder proposals to be included in the Company's proxy statement for that meeting.

      Pursuant to new amendments to Rule 14a-4(c) of the Securities Exchange Act of 1934, as amended, if a stockholder who intends to present a proposal at the next Annual Meeting of Stockholders does not notify the Company of such proposal on or prior to January 23, 2000, then management proxies would be allowed to use their discretionary voting authority to vote on the proposal when the proposal is raised at the annual meeting, even though there is no discussion of the proposal in the proxy statment prepared for the next annual meeting.


                         TRANSACTION OF OTHER BUSINESS

      At the date of this Proxy Statement, the only business which the Board of Directors intends to present or knows that others will present at the meeting is as set forth above. If any other matter or matters are properly brought before the meeting or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgement.

                      By Order of the Board of Directors


                      DAVID W. QUALLS
                      Chief Financial Officer,
                      Executive Vice President-Finance and Real Estate, and Secretary

Dated:  March 8, 1999



                               AMENDMENT OF THE
                         GARDEN FRESH RESTAURANT CORP.
                            1998 STOCK OPTION PLAN

     Section 4.1 of the Garden Fresh Restaurant Corp. 1998 Stock Option Plan attached hereto shall be amended in its entirety to read as follows:

     "4.1 MAXIMUM NUMBER OF SHARES ISSUABLE. Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be the sum of (a) Five Hundred Fifty Thousand (550,000) shares, (b) the number of shares of Stock, as of the Effective Date, subject to outstanding options granted pursuant to the Prior Plans (the "PRIOR PLAN OPTIONS"), and (c) the number of shares of Stock available for future grant under the Prior Plans as of the Effective Date (the "PRIOR PLAN AVAILABLE SHARES"), resulting in an aggregate total of One Million Three Hundred Eighty Thousand Three Hundred Eighteen (1,380,318) shares (the "SHARE RESERVE") and shall consist of authorized but unissued or reacquired shares of Stock or any combination thereof. Notwithstanding the foregoing, the Share Reserve, determined at any time, shall be reduced by (a) the number of shares remaining subject to outstanding Prior Plan Options, (b) the number of shares issued upon the exercise of Prior Plan Options, and (c) the number of shares, if any, of the Prior Plan Available Shares which are issued upon the exercise of options granted under the Prior Plans subsequent to the Effective Date. If an outstanding Option for any reason expires or is terminated or canceled, or if shares of Stock acquired, subject to repurchase, upon the exercise of an Option are repurchased by the Company, the shares of Stock allocable to the unexercised portion of such Option or such repurchased shares of Stock shall again be available for issuance under the Plan."

                                     PROXY

                         GARDEN FRESH RESTAURANT CORP.

                          17180 BERNARDO CENTER DRIVE
                              SAN DIEGO, CA 92128

                     THIS PROXY IS SOLICITED ON BEHALF OF
                            THE BOARD OF DIRECTORS


The undersigned hereby appoints, David W. Qualls and Michael P. Mack as proxies, each with full power of substitution, and hereby authorizes them or either of them to represent and to vote as designated below all the shares of Common Stock of Garden Fresh Restaurant Corp., held of record by the undersigned on February 19, 1999 at the Annual Meeting of Stockholders to be held April 20, 1999 or at any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF ELECTING THE NOMINEES LISTED AS DIRECTORS AND "FOR" ITEMS 204 ON THE REVERSE SIDE. ANY PROXY WHICH IS RETURNED CONTAINING A DIRECTION TO VOTE WITH RESPECT TO A MATTER AS TO WHICH THE STOCKHOLDER IS NOT ENTITLED TO VOTE WILL BE DISREGARDED WITH RESPECT TO THAT PARTICULAR MATTER.

                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE.


/ X /   Please mark votes as in this example.


1.      Election of two Class B Directors

        Nominee:  Edgar F. Berner       FOR   /  /     WITHHELD /  /
        Nominee:  John M. Robbons, Jr.  FOR   /  /     WITHHELD /  /


2. To consider and vote upon a proposal to amend the Company's 1998 Stock Option Plan.

            FOR /  /      AGAINST /  /      ABSTAIN /  /


3.      Ratification of appointment of independent accountants.

            FOR /  /      AGAINST /  /      ABSTAIN /  /


4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.


        MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  / /


PLEASE MARK, SIGN, DATE AND RETURN THE PROXY FORM PROMPTLY USING THE ENCLOSED SELF-ADDRESSED ENVELOPE.

Please sign exactly as your name appears on your stock certificate. If shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If shares are held of record by a corporation, please sign in full corporate name by president or other authorized officer. Partnerships should sign in partnership name by an authorized signatory.


Signature: _____________ Date: ___       Signature: _____________ Date: ___

